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                                  Exhibit 23

                      Consent of Geo. S. Olive & Co. LLC
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                      CONSENT OF GEO. S. OLIVE & CO. LLC


We consent to the incorporation by reference in the Registration Statements on Form S-8's, File No. 33-31034 and File No. 333-4013, of our report dated February 7, 1997 contained in the 1996 Annual Report on Form 10-K of Americana Bancorp.


/s/ Geo. S. Olive & Co. LLC

Indianapolis, Indiana
March 24, 1997